EXHIBIT 2


                                  POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Frank J. Fradella true and lawful attorney-in-fact and agent, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments to Schedule 13D with respect to interests in the securities of EIF Holdings, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and other necessary entities, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

               IN WITNESS WHEREOF, the undersigned executed this instrument on this 29th day of December, 1997.


                              /s/ Catherine A. Fradella
                              -------------------------------------------
                              CATHERINE A. FRADELLA